UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010

FTI CONSULTING, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on September 14, 2010, FTI Consulting, Inc. (“FTI”) commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding 7 5/8% Senior Notes due 2013 (the “2013 Notes”) and a concurrent consent solicitation for proposed amendments to the indenture, dated as of August 2, 2005 (as amended, supplemented or otherwise modified), among FTI, the guarantors party thereto and Wilmington Trust Company, as trustee, under which the 2013 Notes were issued (the “Indenture”).

At 11:59 p.m., New York City time, on October 12, 2010, the Tender Offer expired (the “Expiration Time”). As previously disclosed, on September 27, 2010, FTI received and accepted for purchase approximately $185.8 million, or approximately 93%, of the aggregate principal amount of its 2013 Notes, representing all such 2013 Notes that were validly tendered and not validly withdrawn at or prior to the consent payment deadline pursuant to the Tender Offer, and received sufficient consents to approve the proposed amendments to the Indenture that, among other modifications, eliminated substantially all of the restrictive covenants and certain events of default in the Indenture. Between September 28, 2010 and the Expiration Time, there were no additional 2013 Notes validly tendered.

Also as previously announced on October 1, 2010, FTI intends to redeem all of the 2013 Notes that remain outstanding, in the aggregate principle amount of approximately $14.2 million, on November 1, 2010. The redemption price for such 2013 Notes is 101.906% of the principal amount plus accrued and unpaid interest. Unless FTI defaults in making the redemption payment, interest on the redeemed 2013 Notes will cease to accrue on and after November 1, 2010, and the only remaining right of the holders will be to receive payment of the redemption price and interest accrued until, but not including, November 1, 2010 upon surrender to the paying agent of such 2013 Notes.

A copy of the press release announcing the expiration of the Tender Offer for the 2013 Notes is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of FTI Consulting, Inc. dated October 13, 2010, announcing the expiration of Tender Offer for the 2013 Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Executive Vice President, General Counsel and Chief Ethics Officer

Date: October 13, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of FTI Consulting, Inc. dated October 13, 2010, announcing the expiration of Tender Offer for the 2013 Notes